Exhibit 10(bd)(2)

                                OPTION AGREEMENT


     OPTION AGREEMENT, dated as of January 11, 2002, between Carole Salkind, an individual residing in the State of New Jersey ("Optionee"), and Artera Group, Inc., a Delaware corporation ("Issuer").

                                   WITNESSETH:

     WHEREAS, Optionee wishes to acquire an option to purchase certain shares of common stock, par value $.001 per share (the "Common Stock") of Issuer, as more fully described herein; and

     WHEREAS Issuer is willing to grant Optionee an option to purchase certain shares of Common Stock of Issuer, as more fully described herein;

     NOW THEREFORE, in consideration of the foregoing and of the mutual representations, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Terms of Option.


a) Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Optionee, and Optionee hereby accepts from Issuer, the right and option (the "Option") to acquire that number of shares of Common Stock that, as of the Closing Date (as defined below), constitutes a ten percent (10%) equity interest in Issuer, taking into account all adjustments under Section 1(f) hereof (the "Option Shares").

b) Exercise Price. The exercise price for Optionee's acquisition of the Option Shares shall be equal to ten percent (10%) of the pre-money enterprise value attributed to Issuer in the first transaction following the date hereof in which a person or entity not then affiliated with Issuer purchases, or commits to purchase, an equity interest in Issuer for payment of, or a commitment to pay within 30 days, at least $5,000,000 (the "Third Party Contribution").


c) Option Period. Subject to the terms and conditions hereof, the Option may be exercised by Optionee at any time and from time to time commencing on the date of the Third Party Contribution and continuing until the date that is five (5) years after the date of this Agreement (the "Option Termination Date"), on which ------------------------- date the Option shall expire. If the Option Termination Date occurs prior to any Third Party Contribution, the Option shall expire on the Option Termination Date without any exercise right having ever arisen.

d) Manner of Exercise. Optionee may exercise the Option (an "Option Exercise") by providing written notice thereof to Issuer (the "Option Notice"). Exercise may be made only as to all, not part, of the Option. Upon an exercise of the Option, the obligation of Issuer to consummate the Closing (as defined in Section 2(a) hereof) shall be absolute, except for the satisfaction of the conditions set forth in Section 3(b) hereof.


e) Disclosure Schedule. At any time prior to the Option Termination Date, if Optionee has a good faith interest in investigating a possible Option Exercise, Optionee may, by notice to Issuer, demand that Issuer deliver to Optionee a disclosure schedule with respect to Issuer (the "Disclosure Schedule"). Within 15 days of such notice, Issuer shall deliver the Disclosure Schedule to Optionee, which Disclosure Schedule shall be true and correct as of a date no more than 30 days prior to the date of delivery. The Disclosure Schedule shall contain such financial and other material non-public information regarding the Issuer as will enable Optionee to make an informed investment decision with respect to an Option Exercise and a disposition of the Option Shares. It shall be a condition of Issuer's obligation to deliver the Disclosure Schedule that Optionee execute an appropriate non-disclosure agreement with respect to the information contained therein.

f) Anti-Dilution Protection. The number of Option Shares as to which the Option is exerciseable shall be equitably adjusted for any increase or decrease, at any time between the date hereof and the date the Option is exercised, in the number of issued and outstanding shares of Common Stock of Issuer after the date hereof resulting from any reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of shares outstanding effected after the date hereof and without the receipt of consideration therefor by Issuer (other than stock or option grants that may be made to new or current employees of Issuer pursuant to a stock-based compensation plan approved by Issuer's Board of Directors).


2.   Closing.

a) Time and Place. The closing (the "Closing") of any Option Exercise shall take 20 days after the date of the Option Notice, unless another time is agreed upon by the parties (the "Closing Date"). The Closing shall be held at the principal offices of Issuer, unless another place is agreed upon by the parties.

b) Closing Deliverables. At the Closing of any Option Exercise, (i) Issuer shall deliver to Optionee a certificate representing the Option Shares and
     (ii) Optionee shall deliver to Issuer a letter acknowledging receipt of the Option Shares.

3.   Closing Conditions

a) Closing Conditions of Optionee. The obligations of Optionee to consummate a Closing are subject to the satisfaction of the following conditions precedent: (i) between the date of the Disclosure Schedule and the Closing Date, there shall have been be no material change in the representations and warranties in the Disclosure Schedule or in the assets, business, financial or operating condition or prospects of the Issuer; (ii) all of Issuer's representations and Warranties set forth in Section 4(a) hereof are true and correct in all material respects as of the Closing Date; and
     (iii) Issuer shall have delivered to Optionee the stock certificate described in Section 2(b)(i) hereof.

b) Closing Conditions of Issuer. The obligations of Issuer to consummate a Closing are subject to the satisfaction of the following condition precedent: (i) all of Optionee's representations and Warranties set forth in Section 4(b) hereof are true and correct in all material respects as of the Closing Date; and (ii) Optionee shall have delivered to Issuer the letter described in Section 2(b)(ii) hereof.

c) Effect of Failure of Condition. If a condition to Closing fails hereunder and the Option Termination Date has not occurred, the Option shall be reinstated with respect to the Option Exercise contemplated by such Closing, as if the Option has not been exercised.

4.   Representations and Warranties.

a) Representations and Warranties by Issuer. Issuer hereby represents and warrants to Optionee, as of the date hereof and as of any Closing Date, that (i) the execution, delivery and performance of this Agreement by Issuer and the issuance of the Option by Issuer have been duly authorized by the Board of Directors of Issuer; and (b) upon exercise of the Option as described in this Agreement and issuance of the Option Shares by Issuer to Optionee in connection therewith, the Option Shares shall be duly authorized, validly issued, fully paid and non-assessable.

b) Representations and Warranties by Optionee. Optionee hereby represents and warrants to Issuer, as of the date hereof and as of any Closing Date, that
     (i) the Option and, if the Option is exercised, the Option Shares acquired thereby are being acquired for the account of Optionee for investment, and not with a present view to, or for resale in connection with, the distribution thereof, and that Optionee has no present intention of distributing or reselling such securities, in each case, other than pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"); (ii) Optionee is an "Accredited Investor" as defined in Regulation D under the 1933 Act; (iii) neither the Option nor any Option Shares acquired upon Option Exercise shall be sold or transferred unless they first shall have been registered under the 1933 Act and any applicable state securities laws or unless Issuer first shall have been furnished with either (A) an opinion of legal counsel (in form, substance and scope reasonably satisfactory to Issuer) to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act or (B) satisfactory representations from Optionee that Optionee may immediately sell all of such securities (to the extent such securities are deemed owned by Optionee on the same date) pursuant to Rule 144 under the 1933 Act (or a successor thereto).

c) Option Share Legend. Upon issuance, the stock certificate representing the Option Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

          "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and of such securities laws or an opinion of counsel acceptable to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration."

5.   Miscellaneous.

a) Expenses. Each party shall pay its own expenses (including expenses of legal counsel and other advisors) in connection with the negotiation and performance of this Agreement and the consummation of any Option Exercise and Closing.


b) Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived, only via a written instrument executed by both parties hereto. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.b)

c) Notices. Notices, demands and other communications given under this Agreement shall be in writing and shall be deemed to have been given when delivered (if personally delivered), on the scheduled date of delivery (if delivered via commercial courier), three days after mailed (if mailed by certified or registered mail, return receipt requested) or when sent by facsimile (if sent by facsimile with evidence of successful transmission retained by the sender); provided, however, that failure to give proper and timely notice as set forth in the "with a copy to" provisions below shall not invalidate a notice properly and timely given to the associated party. Unless another address or facsimile number is specified by notice hereunder, all notices shall be sent as follows:


            If to Optionee:                           with a copy to:
            --------------                            --------------

            -------------------------------------------------------------------
            Ms. Carole Salkind                   Peter Rosen, Esq.
            c/o Sills, Cummis, Radin, Tishman,   Rosen & Avigliano
                Epstein & Gross                  431 Route 10 East
                One Riverfront Plaza             Randolph, NJ  07689
                Newark NJ  07102
            -------------------------------------------------------------------
            Facsimile:  973-643-6500             Facsimile:  973-361-1644
            -------------------------------------------------------------------

            If to Issuer:                             with a copy to:
            ------------                              --------------

            -------------------------------------------------------------------
            Artera Group, Inc.                   NCT Group, Inc.
            20 Ketchum Street                    20 Ketchum Street
            Westport, CT  06880                  Westport, CT  06880
            Attention:  Chief Financial Officer  Attention:  General Counsel
            -------------------------------------------------------------------
            Facsimile:  203-226-4338             Facsimile:  203-226-4338
            -------------------------------------------------------------------


d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that (i) Issuer may not assign this Agreement or any of Issuer's rights, interests or obligations hereunder except with the prior written consent of Optionee; and (ii) Optionee may not assign this Agreement or any of Optionee's rights, interests or obligations hereunder except (A) with the prior written consent of Issuer or (B) to an individual that is a member of Optionee's family.

e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

f) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, with respect to such subject matter.

g) Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same instrument.

h) Governing Law and Jurisdiction. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflicts of laws principles. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the state of New Jersey with respect to any dispute arising under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARTERA GROUP, INC.


By:  /s/MICHAEL J. PARRELLA
     --------------------------
Name:Michael J. Parrella
     -------------------------
Title:Chairman & President
      -------------------------


/s/CAROLD SALKIND
------------------
CAROLE SALKIND